Exhibit (c)(2)

PRELIMINARY AND CONFIDENTIAL JANUARY 26 , 2013 PROJECT FALCON PRELIMINARY PRESENTATION TO THE SPECIAL COMMITTEE

CONFIDENTIAL THIS PRESENTATION WAS COMPILED AND PREPARED BY OPPENHEIMER & CO. INC. (“OPPENHEIMER”) FOR THE USE BY THE SPECIAL COMMITTEE OF FALCON IN CONNECTION WITH THE GOING PRIVATE TRANSACTION OF THE COMPANY PROPOSED BY MR. YOU BIN LENG, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND MSPEA IMF HOLDINGS LIMITED (“THE TRANSACTION”) AND DOES NOT CONSTITUTE ANY RECOMMENDATION BY OPPENHEIMER TO ANY PERSON IN RESPECT OF THE TRANSACTION. THIS PRESENTATION WAS NOT COMPILED OR PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE, MAY NOT BE USED FOR ANY OTHER PURPOSE OR RELIED UPON BY ANY THIRD PARTY AND MAY NOT BE SHARED WITHOUT THE EXPRESS PRIOR AUTHORIZATION OF OPPENHEIMER. ALL INFORMATION UTILIZED IN PREPARING THIS PRESENTATION WAS OBTAINED FROM THE COMPANY OR PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER WITHOUT (AND WITHOUT ASSUMING RESPONSIBILITY FOR) INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS. WE HAVE RELIED UPON THE ASSURANCE BY FALCON MANAGEMENT, WITHOUT INDEPENDENT INVESTIGATION OR VERIFICATION, THAT SUCH ESTIMATES AND PROJECTIONS WERE REASONABLY PREPARED BY FALCON MANAGEMENT BASED ON THE BEST AVAILABLE INFORMATION, ESTIMATES AND JUDGMENTS OF FALCON MANAGEMENT AS TO THE FUTURE FINANCIAL CONDITION AND OPERATING RESULTS OF FALCON. THERE IS NO ASSURANCE THAT SUCH ESTIMATES AND PROJECTIONS WILL BE REALIZED. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY OPPENHEIMER, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS PRESENTATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS PRESENTATION WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE COMPANY AND, ACCORDINGLY, NEITHER OPPENHEIMER NOR ITS LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS SHALL TAKE ANY RESPONSIBILITY FOR THIS PRESENTATION IF USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE COMPANY. OPPENHEIMER ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THIS PRESENTATION. THIS PRESENTATION HAS BEEN PREPARED BASED UPON LIMITED INFORMATION AND IS THUS PRELIMINARY IN NATURE, DOES NOT CONTAIN ANY DEFINITIVE OR FINAL ADVICE AND OPPENHEIMER RESERVES THE RIGHT TO ALTER THIS DOCUMENT IN ITS DISCRETION. THIS PRESENTATION IS NOT A FINANCIAL OPINION OR RECOMMENDATION BY OPPENHEIMER. THIS PRESENTATION DOES NOT CONSTITUTE A RECOMMENDATION TO ENTER INTO ANY TRANSACTION DESCRIBED HEREIN. THE SPECIAL COMMITTEE IS RESPONSIBLE FOR MAKING ITS OWN INDEPENDENT INVESTIGATION AND APPRAISAL OF THE RISKS, BENEFITS AND SUITABILITY OF ANY TRANSACTION AND OPPENHEIMER IS NOT MAKING ANY RECOMMENDATION OR GIVING ANY INVESTMENT ADVICE. THE DECISION TO PROCEED WITH ANY TRANSACTION WILL BE MADE BY THE SPECIAL COMMITTEE IN LIGHT OF ITS OWN COMMERCIAL ASSESSMENTS AND OPPENHEIMER WILL NOT BE RESPONSIBLE FOR SUCH ASSESSMENTS. THIS PRESENTATION DOES NOT CONSTITUTE LEGAL, REGULATORY, ACCOUNTING OR TAX ADVICE AND OPPENHEIMER IS NOT AN ADVISOR AS TO ANY OF SUCH MATTERS. 1

PRELIMINARY AND CONFIDENTIAL Table of Contents 1 Historical Stock Trading Overview 2 Preliminary Financial Analysis 3 Appendix 2

PRELIMINARY AND CONFIDENTIAL 1 Historical Stock Trading Overview 3

PRELIMINARY AND CONFIDENTIAL Historical Stock Trading Overview One-Year Historical Price / Volume 10.00 3,500 Falcon Reports First Quarter 2012 Financial Falcon Announces Results Receipt of “Going 9.00 Private” Proposal at 3,000 $7.40 Per Share 8.00 Per Policy, Falcon Does Not Falcon Reports Third Falcon Reports Second Respond to Unusual Market Quarter 2012 Financial Quarter 2012 Financial 2,500 Trading Activity or Rumors Results Results After NYSE Request 7.00 2,000 Share Price 6.00 1,500 Volume (Thousands) 5.00 Falcon Reports Fourth Quarter and Full Year 2011 Financial Results 1,000 Falcon Introduces Product Inquiry 4.00 System and New Super Premium Infant Formula “Super Feifan” 500 3.00 2.00 0 01/12 04/12 07/12 10/12 01/13 Falcon Volume Source: FactSet, as of January 23, 2013. 4

PRELIMINARY AND CONFIDENTIAL Historical Stock Trading Overview One Year Historical Trading Histograms Trailing 3 Months Volume Traded Trailing 6 Months Volume Traded 80% 80% Avg. Daily Vol 84,281 Avg. Daily Vol 105,375 70% Avg. Trading Price $6.60 70% Avg. Trading Price $6.49 60% 60% 51.4% 50% 50% 40% 40% Volume Volume 35.2% 34.8% 28.9% 30% 30% 20.7% 20% 20% 11.4% 8.3% 9.2% 10% 10% 0% 0% $6.02 - 6.26 $6.26 - 6.50 $6.50 - 6.75 $6.75 - 6.99 + $5.52 - 5.93 $5.93 - 6.34 $6.34 - 6.74 $6.74 - 7.15 + Trailing 9 Months Volume Traded Trailing 1 Year Volume Traded 80% 80% Avg. Daily Vol 191,950 Avg. Daily Vol 192,755 70% Avg. Trading Price $6.05 70% Avg. Trading Price $5.35 60% 60% 50% 50% 45.4% 42.9% 40% 37.6% 40% Volume Volume 30% 30% 25.0% 25.2% 20% 20% 9.0% 8.0% 10% 10% 6.9% 0% 0% $3.04 - 4.46 $4.46 - 5.89 $5.89 - 7.31 $7.31 - 8.74 + $2.35 - 3.95 $3.95 - 5.54 $5.54 - 7.14 $7.14 - 8.74 + Source: FactSet, as of January 23, 2013. Based on daily volume traded and average daily high-low prices. 5

PRELIMINARY AND CONFIDENTIAL Historical Stock Trading Overview Historical Stock Performance vs. Selected Companies since IPO 140 120 100 80 60 40 20 0 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Falcon Selected Companies (1) Source: FactSet, as of January 23, 2013. (1) Selected companies include Biostime International Holdings Limited, Mead Johnson Nutrition Company, Megmilk Snow Brand Co., Ltd., Morinaga Milk Industry Co., Ltd., Synutra International Inc. and Yashili International Holdings Limited. 6

PRELIMINARY AND CONFIDENTIAL Historical Stock Trading Overview Ownership Analysis Institutional Ownership Ownership Summary Institutional Holders Shares Percent Ownership Shares Percent Hamon Asset Management Limited 896,849 4.5% Total Institutional Ownership 3,458,867 17.5% Sequoia Capital 747,950 3.8% Total Insider Ownership 10,454,251 52.8% GMT Capital Corp. 718,300 3.6% Retail 5,871,173 29.7% Renaissance Technologies Corp. 253,600 1.3% Invesco Ltd. 123,746 0.6% Shares Outstanding 19,784,291 100.0% California Public Employees’ Retirement System 122,101 0.6% Morgan Stanley (MSPEA) 87,972 0.4% Susquehanna International Group, LLP 78,207 0.4% GAMCO Investors, Inc. 65,000 0.3% JP Morgan Chase & Co. 61,794 0.3% Other Institutional Holders 303,348 1.5% Retail Total Institutional Ownership 3,458,867 29.7% Mr. Chen, 17.5% Mr. Hui, Mr. Insider Ownership Liu and MSPEA Insiders Shares Percent 47.2% You Bin Leng 8,981,358 45.4% Other Alexander Christy Jr. 1,177,500 6.0% Insiders Institutional 6.1% Liu Sheng Hui 218,307 1.1% Holders (other than Hua Liu 43,533 0.2% MSPEA) Kirk Gordon Downing Esq. 21,333 0.1% 17.0% Weiqiu Dong 12,220 0.1% Total Insiders Ownership 10,454,251 52.8% Source: S&P Capital IQ, draft transaction agreements and public filings. 7

PRELIMINARY AND CONFIDENTIAL 2 Preliminary Financial Analysis 8

PRELIMINARY AND CONFIDENTIAL

OPPENHEIMER Preliminary Financial Analysis

Falcon Financial Projections

($ in millions, except per share values)

	2010	2011 [1]	LTM 9/30/12	2012E [2]	2013E	2014E	2015E	2016E	2017E
Revenue	**$256.6**	**$292.9**	**$279.4**	**$272.8**	**$290.4**	**$307.5**	**$326.6**	**$346.7**	**$366.3**
% Growth	-	***14.2%***	-	***(6.9%)***	***6.4%***	***5.9%***	***6.2%***	***6.2%***	***5.6%***
Cost of Goods Sold	$153.3	$176.1	$138.3	$122.4	$131.3	$138.4	$147.3	$157.0	$165.9
% of Revenue	*59.7%*	*60.1%*	*49.5%*	*44.9%*	*45.2%*	*45.0%*	*45.1%*	*45.3%*	*45.3%*
Gross Profit	**$103.4**	**$116.8**	**$141.1**	**$150.4**	**$159.1**	**$169.2**	**$179.3**	**$189.8**	**$200.4**
% Margin	***40.3%***	***39.9%***	***50.5%***	***55.1%***	***54.8%***	***55.0%***	***54.9%***	***54.7%***	***54.7%***
Sales & Marketing Expenses	$99.3	$79.0	$95.8	$106.2	$114.6	$122.4	$130.4	$139.0	$147.5
% of Revenue	*38.7%*	*27.0%*	*34.3%*	*38.9%*	*39.5%*	*39.8%*	*39.9%*	*40.1%*	*40.3%*
General & Administrative Expenses	$19.1	$23.1	$22.7	$22.0	$23.5	$25.0	$26.6	$28.3	$29.9
% of Revenue	*7.4%*	*7.9%*	*8.1%*	*8.1%*	*8.1%*	*8.1%*	*8.1%*	*8.2%*	*8.2%*
Other Operating Expenses / (Income)	($2.0)	($2.3)	($0.3)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
% of Revenue	*(0.8%)*	*(0.8%)*	*(0.1%)*	-	-	-	-	-	-
EBITDA	**($13.0)**	**$17.0**	**$24.8**	**$22.2**	**$21.0**	**$21.8**	**$22.2**	**$22.5**	**$23.0**
% Margin	***(5.1%)***	***5.8%***	***8.9%***	***8.1%***	***7.2%***	***7.1%***	***6.8%***	***6.5%***	***6.3%***
Depreciation & Amortization	$6.3	$7.4	$8.4	$8.3	$8.0	$8.4	$8.8	$9.0	$9.1
% of Revenue	*2.4%*	*2.5%*	*3.0%*	*3.0%*	*2.8%*	*2.7%*	*2.7%*	*2.6%*	*2.5%*
EBIT	($19.3)	$9.6	$16.5	$13.9	$12.9	$13.4	$13.5	$13.5	$13.8
% Margin	*(7.5%)*	*3.3%*	*5.9%*	*5.1%*	*4.5%*	*4.4%*	*4.1%*	*3.9%*	*3.8%*
Government Subsidies	$21.7	$9.2	$9.9	$9.8	$9.5	$6.1	$6.4	$6.3	$6.7
% of Revenue	*8.5%*	*3.1%*	*3.5%*	*3.6%*	*3.3%*	*2.0%*	*2.0%*	*1.8%*	*1.8%*
EPS	$0.00	$0.23	$0.47	$0.67	$0.73	$0.69	$0.75	$0.77	$0.80
% Growth	-	*NM*	*103.7%*	*42.6%*	*9.5%*	*(5.5%)*	*7.9%*	*2.5%*	*4.9%*
Adjusted EPS [3]	**($1.08)**	**($0.23)**	**($0.50)**	**$0.17**	**$0.25**	**$0.39**	**$0.42**	**$0.45**	**$0.47**
% Growth	-	-	-	-	***46.1%***	***52.3%***	***9.3%***	***5.7%***	***4.5%***
Capital Expenditures	$34.5	$14.5	$15.4	$7.2	$15.0	$15.0	$8.7	$2.0	$2.0
% of Revenue	*13.4%*	*5.0%*	*5.5%*	*2.7%*	*5.2%*	*4.9%*	*2.7%*	*0.6%*	*0.5%*
Net Working Capital	$48.6	$41.8	$44.4	$15.4	$21.3	$27.6	$34.2	$41.4	$50.6
% of Revenue	*18.9%*	*14.3%*	*15.9%*	*5.7%*	*7.3%*	*9.0%*	*10.5%*	*11.9%*	*13.8%*

Source: Per Company management as of January 24, 2013.
(1) Historical financials exclude income from one-time events and discontinued operations.
(2) 2012 net income does not include $3.7 million of income from disposal of Langfang asset and one-time tax credit adjustment in 3Q12 of $4.4m.
(3) Adjusted EPS excludes impact of government subsidies.

9

PRELIMINARY AND CONFIDENTIAL Preliminary Financial Analysis Analysis at Various Prices ($ in millions, except per share values) Pre-Ann. Current (10/2/12) (1/23/13) Illustrative Purchase Price Share Price $6.10 $6.80 $7.00 $7.20 $7.40 $7.60 $7.80 $8.00 % Premium to Current (10%) - 3% 6% 9% 12% 15% 18% % Premium to 52-Week High (34%) (27%) (25%) (23%) (20%) (18%) (16%) (14%) % Premium to 52-Week Low 165% 196% 204% 213% 222% 230% 239% 248% % Premium to Pre-Announcement - 11% 15% 18% 21% 25% 28% 31% Fully Diluted Shares (1) 19.8 19.8 19.8 19.8 19.8 19.8 19.8 19.8 Equity Value $120.7 $134.5 $138.5 $142.4 $146.4 $150.4 $154.3 $158.3 Plus: Estimated Debt @ 12/31/12 (2) $68.5 $68.5 $68.5 $68.5 $68.5 $68.5 $68.5 $68.5 Less: Estimated Cash @ 12/31/12 (2) (38.8) (38.8) (38.8) (38.8) (38.8) (38.8) (38.8) (38.8) Less: NPV of Government Subsidies (28.6) (28.6) (28.6) (28.6) (28.6) (28.6) (28.6) (28.6) Implied Enterprise Value (3) $121.8 $135.6 $139.6 $143.5 $147.5 $151.4 $155.4 $159.4 NPV Per Share of Government Subsidies (1.45) (1.45) (1.45) (1.45) (1.45) (1.45) (1.45) (1.45) Adjusted Share Price (3) $4.65 $5.35 $5.55 $5.75 $5.95 $6.15 $6.35 $6.55 Median Median Selected Selected Financial Trading Companies Trans. Statistic (2) Multiples Implied Transaction Multiples Multiple Multiple Enterprise Value / EBITDA CY 2012E $22.2 5.5x 6.1x 6.3x 6.5x 6.6x 6.8x 7.0x 7.2x 8.0x 6.7x CY 2013E 21.0 5.8 6.5 6.7 6.8 7.0 7.2 7.4 7.6 6.7 CY 2014E 21.8 5.6 6.2 6.4 6.6 6.8 7.0 7.1 7.3 5.2 Adjusted Price / Adjusted EPS (4) CY 2012E $0.17 26.9x 30.9x 32.1x 33.2x 34.4x 35.5x 36.7x 37.9x 15.0x CY 2013E 0.25 18.4 21.2 22.0 22.8 23.5 24.3 25.1 25.9 13.3 CY 2014E 0.39 12.1 13.9 14.4 14.9 15.5 16.0 16.5 17.0 12.2 (1) Based on basic and diluted Shares outstanding of 19.8 million as of 9/30/12, per draft Agreement and Plan of Merger dated January 23, 2013. The Company had 1.3 million outstanding out-of-the-money options per Falcon quarter ended 9/30/12 10-Q. (2) Financial figures presented per Company management as of January 24, 2013. (3) Enterprise value and adjusted share price represent the value of the Company excluding financial benefit of government subsidies. (4) Adjusted EPS excludes impact of government subsidies. 10

PRELIMINARY AND CONFIDENTIAL

OPPENHEIMER Preliminary Financial Analysis

Selected Companies Analysis

($ in millions, except per share values)

Company	Ticker	Price [1] 1/23/13	52 - Week High	52 - Week Low	Market Value [2]	Firm Value [3]	Firm Value / EBITDA CY12E	Firm Value / EBITDA CY13E	Firm Value / EBITDA CY14E	Price / EPS CY12E	Price / EPS CY13E	Price / EPS CY14E
Biostime International Holdings Limited	SEHK:1112	$3.95	$3.99	$1.70	$2,440	$2,190	14.9x	11.5x	9.3x	21.0x	16.5x	14.0x
Mead Johnson Nutrition Company	MJN	68.50	88.72	61.27	14,026	14,818	15.1	13.7	12.1	22.5	20.5	17.8
Megmilk Snow Brand Co., Ltd.	TSE:2270	16.51	17.58	14.30	1,168	1,771	4.6	4.3	4.0	9.4	9.0	8.5
Morinaga Milk Industry Co., Ltd.	TSE:2264	3.18	3.68	2.89	795	1,573	4.3	4.4	4.2	12.7	11.3	10.7
Synutra International Inc.	SYUT	4.67	7.00	3.80	269	503	NA	NA	NA	NM	NM	12.5
Yashili International Holdings Limited	SEHK:1230	0.35	0.36	0.15	1,238	808	8.0	6.7	5.2	15.0	13.3	11.9
Median					**$1,203**	**$1,672**	**8.0x**	**6.7x**	**5.2x**	**15.0x**	**13.3x**	**12.2x**
Falcon		$6.80	$9.30	$ 2.22	$135	$136	6.1x	6.5x	6.2x	10.2x	9.3x	9.8x

Source: Historical financials from company filings and S&P Capital IQ; 2012E-2014E financials from Bloomberg estimates.
(1) Stock price and Bloomberg estimates as of January 23, 2013.
(2) Market value reflects fully diluted shares calculated using treasury stock method for options and warrants and as-converted method for in-the-money convertibles.
(3) Firm value equals market value plus debt and minority interest less cash.

11

PRELIMINARY AND CONFIDENTIAL Preliminary Financial Analysis Selected Precedent Transactions Analysis ($ in millions) Implied TEV / Announced Target Acquiror TEV LTM EBITDA Dec-12 Morningstar Foods, LLC Saputo Cheese USA Inc. $1,450 9.4x Aug-12 Histon Sweet Spreads Limited Hain Frozen Foods UK Limited 316 5.2 Aug-12 Avid Health, Inc. Church & Dwight Co. Inc. 723 11.2 Aug-12 Sonton Food Industry Co. Ltd. Ishikawa Shoji K.K. 86 3.2 Jul-12 Premier Foods plc, Elephant Atta Business Westmill Foods Limited 53 5.3 Jun-12 Premier Foods plc, Vinegar and Sour Pickles Business Mizkan Group Corporation 64 6.6 Apr-12 Pfizer Nutrition Inc. Nestlé S.A. 11,850 19.8 Jan-12 Robert Wiseman Dairies plc Müller Dairy (UK) Ltd. 468 5.8 Dec-11 Premier Foods plc, Chivers, Gateaux, McDonnells and Erin Brands Boyne Valley Group Ltd. 54 4.4 Apr-11 Parmalat SpA Société pour le Financement de l’Industrie Laitière SAS 4,441 8.9 Feb-11 Wimm-Bill-Dann Foods OJSC Pepsi-Cola (Bermuda) Limited 6,688 22.3 Feb-11 Big Bear Group Ltd. Raisio plc 128 6.9 Median $468 6.7x Source: Press releases and company filings. 12

PRELIMINARY AND CONFIDENTIAL

OPPENHEIMER Preliminary Financial Analysis

Discounted Cash Flows Analysis [1]

($ in millions, except per share values)

Free Cash Flow Calculation

	Projected				
FYE 12/31	2013	2014	2015	2016	2017
Revenue	$290.4	$307.5	$326.6	$346.7	$366.3
% Growth		5.9%	6.2%	6.2%	5.6%
EBITDA [2]	$21.0	$21.8	$22.2	$22.5	$23.0
% Margin	7.2%	7.1%	6.8%	6.5%	6.3%
Less: Depreciation & Amortization	(8.0)	(8.4)	(8.8)	(9.0)	(9.1)
Unlevered Pre-Tax Income	$12.9	$13.4	$13.5	$13.5	$13.8
Less: Cash Taxes @ 25.0%	(3.2)	(3.3)	(3.4)	(3.4)	(3.5)
Unlevered After-Tax Income	$9.7	$10.0	$10.1	$10.1	$10.4
Plus: Depreciation & Amortization	$8.0	$8.4	$8.8	$9.0	$9.1
Less: Capital Expenditures	(15.0)	(15.0)	(8.7)	(2.0)	(2.0)
Less: Change in Net Working Capital	(5.9)	(6.3)	(6.6)	(7.2)	(9.2)
Unlevered Free Cash Flow	**($3.1)**	**($2.9)**	**$3.5**	**$10.0**	**$8.3**

Price per Share Calculation

Exit Multiple	7.0x			8.0x			9.0x		
Discount Rate [3]	11.2%	12.2%	13.2%	11.2%	12.2%	13.2%	11.2%	12.2%	13.2%
Discounted Cash Flows 2013 - 2017	$8.8	$8.4	$8.0	$8.8	$8.4	$8.0	$8.8	$8.4	$8.0
Discounted Terminal Value (2017)	94.3	90.2	86.3	107.8	103.1	98.6	121.3	116.0	111.0
Enterprise Value [4]	**$103.2**	**$98.6**	**$94.3**	**$116.6**	**$111.5**	**$106.6**	**$130.1**	**$124.4**	**$118.9**
Less: Estimated Debt @ 12/31/12	($68.5)	($68.5)	($68.5)	($68.5)	($68.5)	($68.5)	($68.5)	($68.5)	($68.5)
Plus: Estimated Cash @ 12/31/12	38.8	38.8	38.8	38.8	38.8	38.8	38.8	38.8	38.8
Plus: NPV of Government Subsidies	27.9	28.6	29.4	27.9	28.6	29.4	27.9	28.6	29.4
Equity Value	**$101.3**	**$97.5**	**$93.9**	**$114.8**	**$110.4**	**$106.3**	**$128.3**	**$123.3**	**$118.6**
Fully Diluted Shares Outstanding	19.8	19.8	19.8	19.8	19.8	19.8	19.8	19.8	19.8
Price per Share	**$5.12**	**$4.93**	**$4.75**	**$5.80**	**$5.58**	**$5.37**	**$6.48**	**$6.23**	**$5.99**

(1) Projections provided by Company management as of January 24, 2013. Valuation based on date of 12/31/12.
(2) EBITDA does not include impact of government subsidies.
(3) Discount rate range of 11.2% to 13.2% based on weighted average cost of capital analysis.
(4) Enterprise values represent value of the Company excluding financial benefit of government subsidies.

13

PRELIMINARY AND CONFIDENTIAL Preliminary Financial Analysis Premiums Paid Overview ($ per share value) > Premiums paid statistics include selected latest announced and completed U.S. listed Chinese companies “Going Private” transactions announced since October 2010 with: • Transaction consideration: All cash • 12 transactions total Premiums Prior to Announcement (%) 1 Day 1 Week 4 Weeks Average High 33.2% 42.9% 50.0% 42.0% Median 23.3% 25.5% 25.5% 24.8% Low 12.6% 15.9% 18.1% 15.5% Premium Paid Analysis Financial Premium Range Per Share Amount Statistic Low High Low High 1-Day Prior $6.10 12.6% 33.2% $6.87 $8.13 7-Days Prior $5.70 15.9% 42.9% $6.60 $8.14 30-Days Prior $6.06 18.1% 50.0% $7.16 $9.09 Implied Reference Range $6.87 $8.14 Source: S&P Capital IQ. 14

PRELIMINARY AND CONFIDENTIAL 3 Appendix 15

PRELIMINARY AND CONFIDENTIAL

OPPENHEIMER Appendix

Weighted Average Cost of Capital (WACC) Analysis

($ in millions, except per share values)

Key Assumptions

Risk Free Rate (1)	2.7%	Marginal Tax Rate	25.0%
Market Risk Premium (2)	6.6%	Cost of Target Debt	8.0%
Equity Size Premium (3)	6.1%		

Selected Company	Levered Beta (4)	Mkt. Value of Equity (5)	Book Value of Debt	Book Val. Preferred	BV Debt / MV of Equity	BV Pref. / MV Equity	Debt & Pref. / Mkt. Cap	Unlevered Beta (6)
Biostime International Holdings Limited	1.011	$2,344.5	$13.1	$0.0	0.6%	$0.0	0.6%	1.007
Mead Johnson Nutrition Company	0.744	13,675.6	1,734.5	0.0	12.7%	0.0	11.3%	0.679
Megmilk Snow Brand Co., Ltd.	0.675	1,163.3	729.7	0.0	62.7%	0.0	38.5%	0.459
Morinaga Milk Industry Co., Ltd.	0.677	794.6	1,082.2	0.0	136.2%	0.0	57.7%	0.335
Synutra International Inc.	1.127	271.2	307.1	0.0	113.2%	0.0	53.1%	0.609
Yashili International Holdings Limited	0.929	1,149.3	18.4	0.0	1.6%	0.0	1.6%	0.918
Industry Median	**0.837**	**$1,156.3**	**$518.4**	**$0.0**	**37.7%**	**$0.0**	**24.9%**	**0.644**

Cost of Equity Calculation (7)	
Unlevered Beta	0.644
Industry BV Debt/MV Equity	37.7%
Industry BV Preferred/MV Equity	0.0%
Levered Beta	0.827
Risk Free Rate	2.7%
Market Risk Premium	6.6%
Equity Size Premium	6.1%
Cost of Equity	**14.3%**

WACC Calculation (5)	
Industry BV Debt/MV Equity	37.7%
Industry BV Debt/Total Market Capitalization	24.9%
Industry MV Equity/Total Market Capitalization	75.1%
After-Tax Cost of Debt	6.0%
Cost of Equity	14.3%
WACC	**12.2%**

(1) Source: Bloomberg. 20-year interpolated U.S. Treasury bond yield, as of January 23, 2013.
(2) Source: Ibbotson Associates, SBBI 2012 Yearbook. Equal to historical "Long-horizon expected equity risk premium" of 6.62%.
(3) Source: Ibbotson Associates, SBBI 2012 Yearbook. Equity size premium equal to 6.10% for companies with market capitalizations between $1.0 million and $206.8 million.
(4) Source: Bloomberg. 2-year weekly adjusted beta as of January 18, 2013.
(5) Based on closing prices as of January 23, 2013.
(6) Unlevered beta calculated as levered beta / [1 + (BV Debt / MV of Equity) * (1 – Marginal Tax Rate)].
(7) Assumes industry median capital structure represents optimal capital structure.

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